Exhibit 99.1

AMPLIFICATION BUSINESS

OF OCLARO, INC.

COMBINED ABBREVIATED FINANCIAL STATEMENTS

June 29, 2013

Table of Contents

Page
Report of Independent Certified Public Accountants	2
Combined Abbreviated Financial Statements:
Combined Statement of Assets to be Acquired	3
Combined Statement of Revenues and Direct Expenses	4
Notes to Combined Abbreviated Financial Statements	5

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders

Oclaro, Inc.

We have audited the accompanying combined abbreviated financial statements of the Amplification Business of Oclaro, Inc. (the “Company”), which comprise the combined statement of assets to be acquired as of June 29, 2013, the related combined statement of revenues and direct expenses for the year then ended, and the related notes to the combined abbreviated financial statements.

Management’s Responsibility for the Combined Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of these combined abbreviated financial statements in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined abbreviated financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined abbreviated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the combined abbreviated financial statements referred to above present fairly, in all material respects, the assets to be acquired of the Company at June 29, 2013, and its revenues and direct expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the combined abbreviated financial statements, which describes that the accompanying combined abbreviated financial statements were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission, and are not intended to be a complete presentation of the Company’s assets, liabilities, revenues, and expenses. Our opinion is not modified with respect to this matter.

San Francisco, California

January 13, 2014

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

AMPLIFICATION BUSINESS

OF OCLARO, INC.

COMBINED STATEMENT OF ASSETS TO BE ACQUIRED

June 29, 2013
(Thousands)
ASSETS TO BE ACQUIRED
Current assets to be acquired:
Inventories	$8,308
Prepaid expenses and other current assets	303

Total current assets to be acquired	8,611

Property and equipment, net	6,555

Total assets to be acquired	$15,166

Commitments and contingencies (Note 3)
NET ASSETS TO BE ACQUIRED	$15,166

The accompanying notes are an integral part of these combined abbreviated financial statements.

AMPLIFICATION BUSINESS

OF OCLARO, INC.

COMBINED STATEMENT OF REVENUES AND DIRECT EXPENSES

Year Ended
June 29, 2013
(Thousands)
REVENUES:
Revenues	$93,902
DIRECT EXPENSES:
Cost of revenues	72,901
Research and development	12,383
Sales and marketing	4,305
General and administrative	1,136
Other direct expenses	915

Total direct expenses	91,640

EXCESS OF REVENUES OVER DIRECT EXPENSES	$2,262

The accompanying notes are an integral part of these combined abbreviated financial statements.

AMPLIFICATION BUSINESS

OF OCLARO, INC.

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On October 10, 2013, Oclaro, Inc. and certain of its subsidiaries (“Oclaro”) entered into an agreement (the “Agreement”) to sell certain assets associated with its amplification business (the “Business”) to II-VI Incorporated (“II-VI”). On November 1, 2013, Oclaro completed the sale of the Business to II-VI for aggregate consideration of $88.6 million, consisting of $79.6 million in cash, subject to inventory valuation adjustments after closing, $4.0 million, subject to hold-back by II-VI until December 31, 2014 to address any post-closing claims, and $5.0 million previously paid by II-VI to Oclaro for an exclusive option to purchase the Business, which was credited against the purchase price. On November 1, 2013, Oclaro also entered into transition services and manufacturing services and supply agreements for a period of time to manufacture certain of the products for II-VI after the transaction.

The Business subject to sale under the Agreement includes certain defined assets, consisting primarily of inventory, fixed assets and intellectual property, with respect to Oclaro’s operations in Shenzhen and Shanghai in China; San Jose, California; Horseheads, New York; Caswell and Paignton in the United Kingdom; Thailand and Malaysia. The Business consists of two product platforms: (i) optically pumped fiber amplifier products, including related sub-systems and line card products serving telecommunications markets, and (ii) micro-optics products, including related sub-systems and line card products serving telecommunication markets. The manufacturing sites utilized to produce products for the platforms acquired by II-VI also produce various other Oclaro products that are not subject to the Agreement. In addition, certain fixed assets and human capital utilized at these sites also service multiple other product lines of Oclaro. The Business represented approximately 16% of Oclaro’s total consolidated revenue for the fiscal year ended June 29, 2013.

Basis of Presentation

The accompanying combined abbreviated financial statements, which comprise the combined statement of assets to be acquired and the combined statement of revenue and direct expenses of the Business, were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”) and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues, and expenses.

1.	Description of Transaction and Basis of Presentation (continued)

Basis of Presentation, continued

Oclaro believes it is impracticable to prepare audited carve out financial statements for the Business in accordance with Regulation S-X for the following reasons:

•	The Business has not been accounted for as a separate entity, subsidiary or division of Oclaro’s business.

•	Oclaro does not manage the Business as a stand-alone business. In addition, the optically pumped fiber amplifier and micro-optics product platforms are included in Oclaro’s “amplification, filtering and optical switching” product group. This product group is not managed as a stand-alone business.

•	Stand-alone financial statements of the Business have never been previously prepared.

•	Oclaro does not allocate certain corporate expenses to the Business, including interest expense, corporate overhead expenses and income taxes.

•	All cash flow requirements of the various activities and locations comprising the Business are funded by Oclaro and no cash management functions are performed at the Business level. In addition, the Business does not maintain separate cash balances. Major sources of cash come from the sale of products. Major uses of cash are for the purchase of inventories, capital expenditures and payroll related costs.

•	Cash flow information, historical equity and intercompany balances and related allocation of various corporate expenses are not readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures. The significant amount of intercompany transactions that the Business has with other Oclaro businesses creates inherent challenges and limitations to accurately compile and audit equity and income tax information.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. The combined abbreviated financial statements represent the Business subject to the sale under the Agreement, and have been derived from the financial statements and accounting records of Oclaro and its subsidiaries that are subject to the Agreement. All intercompany accounts and transactions have been eliminated.

For the fiscal year ended June 29, 2013, certain assets, revenue and expenses in the combined abbreviated financial statements include allocations from Oclaro. To the extent that a revenue or expense is identifiable and directly related to the Business, it is reflected in the accompanying combined abbreviated financial statements, accounted for in conformity with accounting principles generally accepted in the United States (U.S. GAAP). Direct expenses include certain Oclaro corporate allocations attributable to the Business, such as freight and distribution costs, manufacturing costs, marketing and selling costs, research and development costs, and human resource expenses.

1.	Description of Transaction and Basis of Presentation (continued)

Basis of Presentation, continued

Allocations used for the combined statement of revenues and direct expenses and combined statement of assets to be acquired are as follows:

Combined statement of revenues and direct expenses

The combined statement of revenues and direct expenses include the revenues and expenses directly attributable to the Business, and do not include interest expense, other non-operating income and expenses, income taxes or any other indirect expense.

After the completion of the transaction, the Business will develop, manufacture and sell its products to third parties. For purposes of the combined statement of revenues and direct expenses, revenues represent amounts generated from the sale of the Business products to third parties.

Combined statement of assets to be acquired

The combined statement of assets to be acquired of the Business includes the specific assets that are to be transferred in accordance with terms of the Agreement.

Management believes that the assumptions underlying the allocations in these combined abbreviated financial statements are reasonable. However, the combined abbreviated financial statements included herein do not necessarily reflect the results of operations and financial position of the Business as if it had operated as a stand-alone entity, nor are they intended to provide an indication of how the Business will perform in the future.

2.	Summary of Significant Accounting Policies

Accounting Policies and Use of Estimates

The combined abbreviated financial statements are prepared in accordance with U.S. GAAP. Historical cost is used as the measurement basis unless otherwise indicated. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets at the date of the combined abbreviated financial statements and the reported amounts of revenues and direct expenses during the reporting period. Such estimates include provisions for inventories which may prove unsalable, estimates of future undiscounted cash flows used in evaluating impairment of long-lived assets and the assumptions used in determining stock-based compensation. Actual results could differ from those estimates.

Foreign Currencies

The Business uses the U.S. dollar as its reporting currency. The assets of Oclaro subsidiaries in China, the United Kingdom and Thailand have been translated from their functional currencies (local currency) into U.S. dollars at the rate in effect at June 29, 2013, and revenue and expense amounts have been translated at the average rate during the fiscal year ended June 29, 2013.

2.	Summary of Significant Accounting Policies (continued)

Inventories

Inventories, consisting of raw materials, work-in-process and finished goods are stated at the lower of cost (first in, first out basis) or market. Inventory costs are comprised of the purchase cost of raw materials, direct labor costs and allocations of manufacturing overhead costs. The Business plans production based on orders received and forecasted demand and maintains stock of certain items. These production estimates are dependent on assessment of current and expected orders from its customers, including consideration that orders are subject to cancellation with limited advance notice prior to shipment. Products may be unsalable because they are technically obsolete due to substitute products, specification changes or excess inventory relative to customer forecasts. The Business adjusts the carrying value of inventory using methods that take these factors into account. If the cost basis of inventory is greater than the current market value, the Business writes the inventory down to the estimated selling price, less the estimated costs to complete and sell the product.

The following table provides details for inventories at June 29, 2013:

June 29, 2013
(Thousands)
Inventories:
Raw materials	$2,170
Work-in-process	62
Finished goods	6,076

$8,308

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which generally are five years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives or the term of the related lease, whichever is shorter. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are removed from the accounts.

The following table provides details for property and equipment, net at June 29, 2013:

June 29, 2013
(Thousands)
Property and equipment, net:
Leasehold improvements	$63
Plant and machinery	15,522
Computer equipment	95

15,680
Less: accumulated depreciation and amortization	(9,125)

$6,555

2.	Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Business recognizes product revenue when (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped and title has transferred, (iii) collectability is reasonably assured, (iv) the fees are fixed or determinable and (v) there are no uncertainties with respect to customer acceptance. The Business records a provision for estimated sales returns in the same period as the related revenues are recorded, which is netted against revenue. These estimates are based on historical sales returns, other known factors and its return policy. The provision for estimated sales returns for the fiscal year ended June 29, 2013 was not significant.

Cost of Revenues

Cost of revenues includes direct cost of goods sold, charges for excess or obsolete inventories and an allocation for indirect production costs and manufacturing results related to the Business which were incurred at Oclaro and subsidiaries. Manufacturing overhead costs for Oclaro cost centers that are specific to the Business product groups have been included in full in cost of revenues. For manufacturing costs included in cost centers that are shared among product groups, the Business has allocated costs based on the related product revenues.

Research and Development Expenses

Research and development (“R&D”) costs are expensed as incurred. R&D costs include all costs aggregated in specific Business related cost centers of Oclaro, and an estimate of costs in shared cost centers based on specifically identified headcount.

Sales and Marketing Expenses and General and Administrative Expenses

Sales and Marketing costs include all costs aggregated in specific Business related cost centers of Oclaro, and an estimate of costs in shared cost centers based on specifically identified headcount. General and administrative costs include all direct costs aggregated in specific Business related cost centers of Oclaro, and an estimate of costs in shared cost centers based on specifically identified headcount. Certain indirect corporate overhead costs, such as legal services, finance, administration of insurance, treasury, information systems, human resources and corporate management have been excluded from these combined abbreviated financial statements as the allocation of these indirect corporate expenses are not readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures.

Restructuring Expenses

The Business records costs associated with restructuring-related employee terminations when the liability is incurred. Employee termination benefits are recorded when the benefit arrangement is communicated to the employee and no significant future services are required. If employees are required to render service until they are terminated in order to receive the termination benefits, the fair value of the termination date liability is recognized ratably over the future service period. Restructuring expenses are included in other direct expenses in the accompanying combined statement of revenues and direct expenses.

2.	Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Business reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparing their carrying amounts to market prices or the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized would equal the amount by which the carrying value of the assets exceeds their fair value based on market prices.

Stock-Based Compensation

Employees of the Business were eligible to participate in the employee stock plans of Oclaro. Equity awards issued under these plans were settled with newly issued shares of common stock of Oclaro, Inc. The Business uses the Black-Scholes-Merton option pricing model to value the fair value of stock options and purchase rights under its employee stock purchase program, and the grant date fair value to value restricted stock awards and restricted stock units. The Business records compensation expense using the straight-line method and estimates forfeitures when recognizing compensation expense. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment in the period of change. Stock options have a term of seven to ten years and generally vest over a four year service period, and restricted stock awards generally vest over a four year period.

The weighted-average assumptions used to value stock option grants and purchase rights under the ESPP for the fiscal year ended June 29, 2013 were as follows:

	Stock	Purchase Rights
	Options	Under ESPP
Expected life	5.1 years	0.5 years
Risk-free interest rate	0.7%	0.1%
Volatility	82.9%	67.0%
Dividend yield	—	—

The amounts included in direct expenses for stock-based compensation expenses for the fiscal year ended June 29, 2013 were as follows:

Year Ended
June 29, 2013
(Thousands)
Stock-based compensation by category of expense:
Cost of revenues	$133
Research and development	118
Sales, marketing, general and administrative	223

$474

Stock-based compensation by type of award:
Stock options and restricted stock awards	$404
Purchase rights under ESPP	70

$474

3.	Commitments and Contingencies

Loss Contingencies

From time to time, the Business may become involved in various lawsuits, claims, and proceedings that arise in the ordinary course of business. The Business records a loss provision when management believes it is both probable that a liability has been incurred and the amount can be reasonably estimated. Management does not believe any current legal proceedings will have a material effect on these financial statements.

Operating Leases

The Business leases a facility in Shanghai, China under a non-cancelable operating lease agreement that expires in May 2018. The Business also leases a facility in Horseheads, New York under a month-to-month lease. These leases are to be assumed by II-VI under the terms of the Agreement. Future minimum lease payments under the Shanghai lease for the fiscal years ending June are as follows:

Operating
Lease Payments
(Thousands)
Fiscal Year:
June 2014	$471
June 2015	474
June 2016	498
June 2017	522
June 2018	500

$2,465

4.	Subsequent Events

Management of the Business have evaluated subsequent events through January 13, 2014, the date at which the combined abbreviated financial statements were available to be issued, and determined that there are no items to be disclosed other than the transactions with II-VI as described in Note 1.